EXHIBIT 10.1
X4 PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT NOTICE OF GRANT

    X4 Pharmaceuticals, Inc. (the “Company”) hereby grants the following stock appreciation rights (“SARs”) with respect to the number of shares of Company’s Common Stock set forth below pursuant to its Amended and Restated 2017 Equity Incentive Plan (the “Plan”). This Award is subject to all of the terms and conditions set forth herein (this “Notice of Grant”), in the attached incorporated terms and conditions (the “Stock Appreciation Right Agreement”), and the Plan, all of which are incorporated herein in their entirety. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan or the Stock Appreciation Right Agreement, as applicable.

Name of participant (the “Participant”):
Grant Date:
Number of SARs:
Vesting Start Date:
Measurement Price per SAR:
Final Exercise Date:[1]

Vesting and Exercise Schedule: The SARs shall vest and become exercisable as follows, provided that the Participant is an Eligible Participant on the applicable vesting date:

Vesting Date	Vest Quantity
[___]	[___]
[___]	[___]
[___]	[___]
[Total]

Notwithstanding the foregoing, 100% of the unvested SARs shall vest upon the occurrence of a Change of Control, provided that the Participant remains an Eligible Participant through the date of such Change of Control.
For purposes of this Agreement, a “Change of Control” shall mean the occurrence of any of the following events: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company, or any affiliate, parent or subsidiary of the Company, or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board does not approve; or (ii) (A) a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such entity, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets.

1 To be the 10th anniversary date of the grant

Acknowledgements: The Company and the Participant acknowledge receipt of this Notice of Grant and agree to the terms of the Stock Appreciation Right Agreement attached hereto and incorporated by reference herein, the Plan and the terms of this Award as set forth above.

X4 PHARMACEUTICALS, INC.

        By:
Signature of Participant     Name of Officer
Title:

Street Address

City/State/Zip Code
2

X4 PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AGREEMENT
THIS AGREEMENT (this “Agreement”) is made as of the Grant Date set forth in the Notice of Grant between the Company and the Participant.
WHEREAS, the Company has adopted the Amended and Restated 2017 Equity Incentive Plan (the “Plan”) to promote the interests of the Company by providing an incentive for employees of the Company or of any other entity the employees of which are eligible to receive grants of equity under the Plan;
WHEREAS, pursuant to the provisions of the Plan, the Company desires to grant to the Participant stock appreciation rights (“SARs”) related to the Company’s common stock, $0.001 par value per share (“Common Stock”), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and
WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.
NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Grant of Award. The Company hereby grants to the Participant the number of SARs set forth in the Notice of Grant (the “Award”). Each SAR represents the right to receive a cash distribution at the time of exercise to the extent of appreciation in the fair market value of a share of Common Stock over the Measurement Price set forth in the Notice of Grant (the “Measurement Price”), on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan. Unless earlier terminated, the SARs shall expire at 5:00 p.m., Eastern time, on the Final Exercise Date set forth in the Notice of Grant (the “Final Exercise Date”).
2.Vesting and Exercisability.
(a)Subject to the terms and conditions set forth in this Agreement and the Plan, the Award granted hereby shall vest and become exercisable as set forth in the Notice of Grant and is subject to the other terms and conditions of this Agreement and the Plan, provided that the Participant is, and has been at all times since the Grant Date, an employee of the Company or any other entity the employees of which are eligible to receive SARs under the Plan (an “Eligible Participant”).
(b)Except as otherwise set forth in this Agreement and the Notice of Grant, if the Participant ceases to be an Eligible Participant (the “Termination”) prior to a vesting date set forth in the Notice of Grant, then as of the date of Termination, all unvested SARs shall immediately be forfeited to the Company. Neither the Company nor any affiliate thereof shall have any further obligations to the Participant under this Agreement upon forfeiture and cancellation of the SARs.
3.No Actual Shares. This Award represents the right to a potential future payment, with the amount of payment tied to the value of the Common Stock. This Award does not entitle the Participant to acquire actual shares of Common Stock.
4.Exercise of SARs.
(c)Form of Exercise. Each election to exercise the SARs shall be in writing, in the form of the SAR Exercise Notice attached as Annex A, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, or in such other form (which may be electronic) as is approved by the Company. The Participant may exercise less than the full number of SARs covered hereby, provided that no exercise may be for partial SARs.
(d)Payment. The amount delivered to the Participant upon exercise of the SARs (the “SAR Payment Amount”) shall equal the product of (i) the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the Measurement Price, multiplied by (ii) the number of SARs being exercised; provided, that the amount delivered to the Participant shall be subject to withholding as described in Section 9. Unless otherwise determined by the Board, any SAR Payment Amount due to the Participant upon exercise of the SARs shall be paid in cash. The Participant shall not be entitled to any earnings on the value of the amount payable for the period between the date of exercise and the receipt of such payment.
(e)Continuous Relationship with the Company Required. Except as otherwise provided in this Section 4, the SARs may not be exercised unless the Participant, at the time of such SAR exercise, is an Eligible Participant.
(f)Termination of Relationship with the Company. If the Participant experiences a Termination for any reason, then, except as provided in paragraphs (e) and (f) below, the right to exercise the SARs shall terminate three months after such Termination (but in no event after the Final Exercise Date), provided that the SARs shall be exercisable only to the extent that the Participant was entitled to exercise the SARs on the date of such Termination. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the restrictive covenants (including, without limitation, the non-competition, non-solicitation, or confidentiality provisions) of any employment contract, the Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions agreement to which the Participant is a party, if any, or any other agreement between the Participant and the Company, the right to exercise the SARs shall terminate immediately upon such violation.
(g)Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date and the Participant has not experienced a Termination for Cause as specified in paragraph (f) below, the SARs shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that the SARs shall be exercisable only to the extent that the SARs were exercisable by the Participant on the date of his or her death or disability, and further provided that the SARs shall not be exercisable after the Final Exercise Date.
(h)Termination for Cause. If, prior to the Final Exercise Date, the Participant experiences a Termination by the Company for Cause (as defined below), the right to exercise the SARs, whether vested or unvested, shall terminate immediately upon the effective date of such Termination. If, prior to the Final Exercise Date, the Participant is given notice by the Company of his or her Termination by the Company for Cause, and the effective date of such Termination is subsequent to the date of delivery of such notice, the right to exercise the SARs shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant shall not experience a Termination for Cause as provided in such notice or (ii) the effective date of Termination (in which case the right to exercise the SARs shall, pursuant to the preceding sentence, terminate upon the effective date of such Termination). If the Participant is subject to an individual employment agreement with the Company or eligible to participate in a Company severance plan or arrangement, in any case which agreement, plan or arrangement contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement, plan or arrangement. Otherwise, “Cause” shall mean, with respect to the Participant (A) dishonesty with respect to the Company or any affiliate, (B) insubordination, substantial malfeasance or non-feasance of duty, (C) unauthorized disclosure of confidential information, (D) breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any affiliate, and (E) conduct substantially prejudicial to the business of the Company or any affiliate. The determination of the administrator of the Plan as to the existence of Cause shall be conclusive on the Participant and the Company. The Participant’s Termination shall be considered for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

5.Prohibitions on Transfer and Sale. This Award (including any additional SARs received by the Participant as a result of stock dividends, stock splits or any other similar transaction affecting the Company’s securities without receipt of consideration) shall not be transferable by the Participant other than (a) by will or by the laws of descent and distribution, or (b) pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Except as provided in the previous sentence, the SARs shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetence, to the Participant’s guardian or representative). This Award shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Award or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon this Award shall be null and void.
6.Adjustments. The Plan contains provisions covering the treatment of SARs, the Measurement Price and shares of Common Stock in a number of contingencies such as stock splits. Provisions in the Plan for adjustment with respect to this Award and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.
7.Rights as a Stockholder. The Participant shall have no right as a stockholder, including voting and dividend rights, with respect to the SARs subject to this Agreement.
8.Incorporation of the Plan. The Participant specifically understands and agrees that the SARs shall be granted to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges that the Participant has read understands and agrees to be bound. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between any term or condition of the Notice of Grant or this Agreement and the Plan, the applicable terms and conditions of the Plan shall control.
9.Tax Liability of the Participant and Payment of Taxes.
(i)The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, payroll tax, fringe benefits tax, social security, payment on account or other tax-related items related to participation in the Plan and legally applicable to the Participant or deemed by the Company in its discretion to be an appropriate charge to the Participant even if legally applicable to the Company (“Tax-Related Items”) is and remains his or her responsibility and may exceed the amount actually withheld by the Company.
(j)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its agent to satisfy their withholding obligations with regard to all Tax-Related Items, if any, by any of the following means or by a combination of such means: (i) withholding from the SAR Payment Amount or any other compensation otherwise payable to the Participant by the Company; (ii) causing the Participant to tender a cash payment; or (iii) any other method of withholding determined by the Company and permitted by applicable law. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant shall receive a refund of any over-withheld amount in cash. In the event any under-withholding results from the application of minimum statutory or other withholding rates, the Participant may be required to pay additional amounts to the tax authorities.
10.Participant Acknowledgements and Authorizations.
The Participant acknowledges the following:
(k)The Participant has read this Agreement, has read the Plan, and understands the terms and conditions of this Agreement and the Plan.

(l)The Company is not by the Plan or this Award obligated to continue the Participant as an employee, director or consultant of the Company or an affiliate.
(m)The Plan is discretionary in nature and may be suspended or terminated by the Company at any time.
(n)The grant of this Award is considered a one-time benefit and does not create a contractual or other right to receive any other award under the Plan, benefits in lieu of awards or any other benefits in the future.
(o)The Plan is a voluntary program of the Company and future awards, if any, shall be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the amount of any award, vesting provisions and the purchase price, if any.
(p)The value of this Award is an extraordinary item of compensation outside of the scope of the Participant’s employment or consulting contract, if any. As such the Award is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the shares of Common Stock is unknown and cannot be predicted with certainty.
(q)In accepting this Award, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future and any compensation recovery policy otherwise required by applicable law.
11.Assignment and Successors.
(r)This Agreement is personal to the Participant and without the prior written consent of the Company shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.
(s)This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
12.Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.
13.Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.
14.Compliance with Law. Exercise of the SARs shall be subject to compliance by the Company and the Participant with all applicable laws, including the requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. The Participant may not exercise the SARs if such exercise would violate any applicable Federal or state securities laws or other laws or regulations.
15.Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

16.Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given and shall not constitute a continuing waiver or consent.
17.Section 409A. The Award of SARs evidenced by this Agreement is intended to be exempt from the nonqualified deferred compensation rules of Section 409A of the Code as a “short term deferral” (as that term is used in the final regulations and other guidance issued under Section 409A of the Code, including Treasury Regulation Section 1.409A-1(b)(4)(i)), and shall be construed accordingly.
18.Data Privacy. By entering into this Agreement, the Participant: (a) authorizes the Company and each affiliate, and any agent of the Company or any affiliate administering the Plan or providing recordkeeping services in connection with the Plan, to disclose to the Company or any of its Affiliates such information and data as the Company or any such affiliate shall request in order to facilitate the grant of SARs and the administration of the Plan; (b) to the extent permitted by applicable law waives any data privacy rights the Participant may have with respect to such information, and (c) authorizes the Company and each affiliate to store and transmit such information in electronic form for the purposes set forth in this Agreement.
19.No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax or social security consequences to the Participant of this Award and shall not be liable to the Participant for any adverse tax or social security consequences to the Participant arising in connection with this Award. The Participant is hereby advised to consult with personal tax, financial and/or legal advisors regarding the tax and social security consequences of this Award and by signing the Notice of Grant, the Participant has agreed that the Participant has done so or knowingly and voluntarily declined to do so. The Participant understands that the Participant (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this Award or the transactions contemplated by this Agreement.
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ANNEX A

X4 PHARMACEUTICALS, INC.

Stock Appreciation Right Exercise Notice

X4 Pharmaceuticals, Inc.
955 Massachusetts Avenue, 4th Floor
Cambridge, MA 02139

Dear Sir or Madam:

I          (the “Participant”), hereby irrevocably exercise __________ stock appreciation rights (“SARs”), of X4 Pharmaceuticals, Inc. (the “Company”) at the measurement price of $__________ per SAR pursuant to the Company’s Amended and Restated 2017 Equity Incentive Plan and a SAR agreement with the Company dated __________ (the “SAR Agreement”).

Dated:
Signature:
Print Name:
Address: